UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on May 13, 2004, to include the historical financial statements and pro forma financial information required by Item 7(a) and (b).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 10, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, announced the acquisition of the 491-room Dallas/Fort Worth Airport Marriott hotel for approximately $59.5 million in cash. The Company purchased the hotel with proceeds from its initial public offering from Host Marriott Corporation and assumed the existing management contract under which Marriott International, Inc. will continue to operate the hotel.

The accompanying pro forma financial statements, listed in Item 7 below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

Dallas/Fort Worth Airport Marriott

Independent Auditors’ Report

Combined Balance Sheets as of March 26, 2004 (unaudited), January 2, 2004 and January 3, 2003

Combined Statements of Operations for the three-month periods ended March 26, 2004 and March 28, 2003 (unaudited) and for the fiscal years ended January 2, 2004, January 3, 2003, and December 28, 2001

Combined Statements of Net Assets for the three-month period ended March 26, 2004 (unaudited) and for the fiscal years ended January 2, 2004, January 3, 2003, and December 28, 2001

Combined Statements of Cash Flows for the three-month periods ended March 26, 2004 and March 28, 2003 (unaudited) and for the fiscal years ended January 2, 2004, January 3, 2003, and December 28, 2001

Notes to Combined Financial Statements

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Balance Sheet as of March 31, 2004

Pro Forma Statement of Operations for the three months ended March 31, 2004

Pro Forma Statement of Operations for the year ended December 31, 2003

(c) Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG LLP

99.1	Press release dated May 11, 2004 announcing the acquisition of the Dallas/Fort Worth Airport Marriott hotel

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: July 23, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer
and Treasurer (Principal Financial and Accounting
Officer)

Independent Auditors’ Report

The Partners

Host Marriott, L.P.:

We have audited the accompanying combined balance sheets of the Dallas/Ft. Worth Airport Marriott (the Hotel), as of January 2, 2004 and January 3, 2003, and the related combined statements of operations, net assets and cash flows for each of the fiscal years in the three-year period ended January 2, 2004. These combined financial statements are the responsibility of the Partners of Host Marriott, L.P. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of January 2, 2004 and January 3, 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended January 2, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

McLean, Virginia

June 18, 2004

DALLAS/Ft. WORTH AIRPORT MARRIOTT

Combined Balance Sheets

(In thousands)

	March 26, 2004	January 2, 2004	January 3, 2003
	(Unaudited)
Assets
Property and equipment, net	$40,902	41,432	43,557
Accounts receivable, net	1,380	740	1,040
Due from Marriott International, Inc.	83	169	—
Inventory	133	131	117
Prepaid expenses	52	70	6
Restricted cash	1,174	1,012	205
Other	11	11	11
Cash and cash equivalents	33	1,205	669

Total assets	$43,768	44,770	45,605

Liabilities and Net Assets
Liabilities:
Accounts payable	$454	345	344
Accrued expenses and other liabilities	1,051	1,106	886

Total liabilities	1,505	1,451	1,230

Net assets	42,263	43,319	44,375

Total liabilities and net assets	$43,768	44,770	45,605

See accompanying notes to combined financial statements.

DALLAS/Ft. WORTH AIRPORT MARRIOTT

Combined Statements of Operations

(In thousands)

			Fiscal years ended
	March 26, 2004	March 28, 2003	January 2, 2004	January 3, 2003	December 28, 2001
	(Unaudited)
Revenues:
Rooms	$3,831	3,890	15,021	15,698	16,791
Food and beverage	2,433	2,438	9,401	9,828	10,054
Other	126	110	528	684	1,067

Total revenues	6,390	6,438	24,950	26,210	27,912

Operating costs and expenses:
Rooms	870	911	3,584	3,742	4,003
Food and beverage	1,389	1,375	5,486	5,629	5,886
Other	145	141	576	702	728
Hotel departmental expenses	1,444	1,428	6,064	5,982	6,167
Real estate taxes and other taxes	286	359	917	1,500	1,376
Net worth tax	24	25	108	111	113
Other property-level expenses	112	121	162	164	174
Management fees	356	336	1,083	1,228	1,665
Depreciation and amortization	593	610	2,587	2,549	2,278

Total operating costs and expenses	5,219	5,306	20,567	21,607	22,390

Operating profit	1,171	1,132	4,383	4,603	5,522

Income taxes	(149)	(101)	(545)	(532)	(359)

Net income	$1,022	1,031	3,838	4,071	5,163

See accompanying notes to combined financial statements.

DALLAS/Ft WORTH AIRPORT MARRIOTT

Combined Statements of Net Assets

(In thousands)

Balance at December 29, 2000	$45,073
Net income	5,163
Capital distributions, net	(5,709)

Balance at December 28, 2001	44,527

Net income	4,071
Capital distributions, net	(4,223)

Balance at January 3, 2003	44,375

Net income	3,838
Capital distributions, net	(4,894)

Balance at January 2, 2004	43,319

Net income (unaudited)	1,022
Capital distributions, net (unaudited)	(2,078)

Balance at March 26, 2004 (unaudited)	$42,263

See accompanying notes to combined financial statements.

DALLAS/Ft WORTH AIRPORT MARRIOTT

Combined Statements of Cash Flows

(In thousands)

			Fiscal years ended
	March 26, 2004	March 28, 2003	January 2, 2004	January 3, 2003	December 28, 2001
	(Unaudited)
Operating activities:
Net income	$1,022	1,031	3,838	4,071	5,163
Depreciation and amortization	593	610	2,587	2,549	2,278
Changes in operating accounts:
Accounts receivable, net	(640)	(341)	300	(149)	589
Due from Marriott International, Inc.	86	517	(169)	190	6
Inventory	(2)	(15)	(14)	36	17
Prepaid expenses	18	(31)	(64)	15	(21)
Other assets	—	—	—	8	72
Accounts payable	109	86	1	(23)	(123)
Advanced deposits	—	(19)	19	(43)	(13)
Accrued expenses and other liabilities	(55)	(169)	200	(1,386)	719

Cash provided by operating activities	1,131	1,669	6,698	5,268	8,687

Investing activities:
Additions to property and equipment, net	(63)	(398)	(461)	(2,314)	(2,214)
Change in restricted cash	(162)	(115)	(807)	944	(679)

Cash used in investing activities	(225)	(513)	(1,268)	(1,370)	(2,893)

Financing activities:
Capital distributions to owners, net	(2,078)	(1,994)	(4,894)	(4,223)	(5,709)

Increase (decrease) in cash and cash equivalents	(1,172)	(838)	536	(325)	85

Cash and cash equivalents at:
Beginning of period	1,205	669	669	994	909

End of period	$33	(169)	1,205	669	994

See accompanying notes to combined financial statements.

DALLAS/Ft. WORTH AIRPORT MARRIOTT

Notes to Combined Financial Statements

March 26, 2004 (unaudited), January 2, 2004,

January 3, 2003, and December 28, 2001

(1)	The Business and Basis of Presentation

The Dallas/Ft. Worth Airport Marriott (the Hotel), is located one mile from the Dallas/Ft. Worth International Airport. The Hotel has 491 rooms and is operated under long-term management agreements with Marriott International, Inc. (MII).

The balance sheet and operating accounts of the Hotel, as defined below, have been prepared pursuant to the requirements of a purchase and sale agreement between the owner, Host Marriott, L.P. (Host LP) and Highland Hospitality Corporation. All of the interests in the Hotel are either directly or indirectly owned by Host LP.

The financial statements combine the accounts of the owner, directly or indirectly Host LP, pertaining to the Hotel, the accounts of the taxable REIT subsidiary (TRS) of the owner which leases the Hotel and the working capital and operating accounts of the Hotel as of and for the fiscal years ended January 2, 2004, January 3, 2003, and December 28, 2001 and accordingly, reflect the financial position, results of operations and cash flows for the Hotel. The rental income received by the TRS is eliminated against the lease expense of the owner. All cash generated by the Hotel is distributed to the owner of the Hotel.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The assets and liabilities in these financial statements are recorded at their historical costs.

(b)	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Revenues

Revenues from operations of the hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.

(d)	Property and Equipment

Property and equipment is recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and improvements and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

DALLAS/Ft. WORTH AIRPORT MARRIOTT

Notes to Combined Financial Statements

March 26, 2004 (unaudited), January 2, 2004,

January 3, 2003, and December 28, 2001

(e)	Income Taxes

Provisions for Federal and state income taxes have been allocated from Host LP on a separate company basis in the accompanying financial statements based on the pre-tax income of the TRS since January 1, 2001. The effective tax rate applied to the pre-tax income of the taxable REIT subsidiaries was 38.5% for the fiscal years ending January 2, 2004, January 3, 2003 and December 28, 2001. The full liability related to the pre-tax income is transferred to Host LP and treated as an adjustment to capital distributions to the owner of the Hotel.

(f)	Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.

(g)	Restricted Cash

Restricted cash consists of property improvement funds that were established pursuant to the management agreements (see note 4).

(h)	Impairment of Long-Lived Assets

Host LP periodically evaluates the recoverability of its long-lived assets. This evaluation is conducted when events indicate that an asset may be impaired and consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value. There were no provisions for impairment in any of the periods presented.

(3)	Property and Equipment

Property and equipment consists of the following (In thousands):

	March 26, 2004	January 2, 2004	January 3, 2003
	(Unaudited)
Land and improvements	$5,998	5,998	5,998
Building and improvements	44,195	44,292	44,154
Furniture and equipment	7,677	7,552	7,379

	57,870	57,842	57,531

Less accumulated depreciation	(16,968)	(16,410)	(13,974)

	$40,902	41,432	43,557

DALLAS/Ft. WORTH AIRPORT MARRIOTT

Notes to Combined Financial Statements

March 26, 2004 (unaudited), January 2, 2004,

January 3, 2003, and December 28, 2001

(4)	Management Agreements

The Hotel is managed by MII pursuant to a long-term management agreement, which expires December 29, 2032, including all renewal periods.

Pursuant to the terms of the management agreement, the manager earns a base management fee of 3% of hotel sales and an incentive management fee, which is the lesser of 40% of available cash flow or 20% of net house profit, as defined in the management agreement.

Incentive management fees for the Hotel for fiscal years 2003, 2002, and 2001 were approximately $335,000, $442,000, and $828,000, respectively.

The management agreement provides for the establishment of a property improvement fund to cover the cost of replacements and renewals of furniture and fixtures at the Hotel. Contributions to the property improvement fund for fiscal years 2001 through 2003 were 5% of Hotel sales. Contributions to the property improvement fund, included in the restricted cash balance, for 2003, 2002, and 2001 were $1,248,000, $1,310,000, and $1,396,000, respectively.

Pursuant to the terms of the management agreements, the owner of the Hotel is required to provide the manager with working capital and supplies to meet the operating needs of the Hotel.

(5)	Hotel Leases

The TRS, as the Lessee, is responsible for paying all of the expenses of operating the Hotel, including all personnel costs, utility costs and general repair and maintenance of the Hotel. The Lessee is also responsible for all fees payable to MII, including base and incentive management fees and chain service payments, with respect to periods covered by the term of the Lease. The Lessee is not obligated to bear the cost of any capital improvements or capital repairs to the Hotel or the other expenses borne by Host LP, as described below.

For the twelve-week period ended March 26, 2004 and the years ended January 2, 2004, January 3, 2003 and December 28, 2001, Host LP, under the Lease, was responsible for real estate taxes, personal property taxes, casualty insurance on the Hotel, required expenditures for replacement of furniture and fixtures (including maintaining the property improvement fund) and capital expenditures.

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired or leased its first three hotel properties, the Portsmouth Renaissance hotel and conference center, the Sugar Land Marriott hotel and conference center, and the Hilton Garden Inn Virginia Beach Town Center hotel. On December 29, 2003 and December 30, 2003, the Company acquired the Plaza San Antonio Marriott hotel and the Hyatt Regency Savannah hotel, respectively. On January 8, 2004 and January 12, 2004, the Company acquired the Hilton Tampa Westshore hotel and the Hilton Garden Inn Baltimore/Washington International (BWI) Airport hotel, respectively. The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the three months ended March 31, 2004 and the audited consolidated financial statements for the period from December 19, 2003 (inception) through December 31, 2003. The unaudited pro forma statements of operations for the three months ended March 31, 2004 and for the year ended December 31, 2003 reflect the hotel property acquisitions described above, as well as the acquisition of the Dallas Fort/Worth Airport Marriott hotel, as if those transactions had been completed at the beginning of the periods presented, with the exception of the Hilton Tampa Westshore hotel and the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the three months ended March 31, 2004. No pro forma adjustments have been made for the Hilton Tampa Westshore hotel or the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the three months ended March 31, 2004, as the acquisitions occurred near the beginning of the period.

The historical financial statements of the Dallas/Fort Worth Airport Marriott hotel are presented on a fiscal year basis, ending on the Friday closest to December 31, and report twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter. As a result, the fiscal year 2003 results of operations for the Dallas/Fort Worth Airport Marriott hotel are for the period from January 4, 2003 to January 2, 2004 and the first quarter results of operations are for the period from January 3, 2004 to March 26, 2004. The Company presents its financial statements on a calendar year basis. No adjustments have been made to the pro forma financial information to account for the difference between the financial reporting bases used by the Dallas/Fort Worth Airport Marriott hotel and the Company due to the close proximity of the period-end dates.

The unaudited pro forma financial information do not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Acquisition of Dallas/Fort Worth Airport Marriott (1)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$199,065	$59,016	$258,081
Cash and cash equivalents	184,473	(59,514)	124,959
Restricted cash	1,209	—	1,209
Accounts receivable, net	3,611	1,145	4,756
Prepaid expenses and other assets	3,821	221	4,042

Total assets	$392,179	$868	$393,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage loan	$17,000	$—	$17,000
Accounts payable and accrued expenses	8,785	868	9,653
Payable to affiliates	702	—	702
Other liabilities	652	—	652

Total liabilities	27,139	868	28,007

Minority interest in operating partnership	8,452	—	8,452
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at March 31, 2004	—	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 39,970,011 shares issued and outstanding at March 31, 2004	400	—	400
Additional paid-in capital	366,502	—	366,502
Unearned compensation	(8,241)	—	(8,241)
Accumulated deficit	(2,073)	—	(2,073)

Total stockholders’ equity	356,588	—	356,588

Total liabilities and stockholders’ equity	$392,179	$868	$393,047

Footnote:

(1)	Reflects the purchase of the Dallas/Fort Worth Airport Marriott hotel as if it had occurred on March 31, 2004 for $59,547. The acquisition was funded with proceeds from the Company’s IPO, which occurred on December 19, 2003. The pro forma adjustment reflects the following:

Cash paid of $59,514, net of cash acquired

Purchase of land, building, and furniture, fixtures and equipment of $59,016

Purchase of net working capital of $531

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Acquisition of Dallas/Fort Worth Airport Marriott (1)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$12,113	$3,831	$—		$15,944
Food and beverage	5,887	2,433	—		8,320
Other	734	126	—		860

Total revenues	18,734	6,390	—		25,124

EXPENSES
Hotel operating expenses:
Rooms	2,572	870	—		3,442
Food and beverage	4,748	1,389	—		6,137
Other	483	145	—		628
Indirect	7,138	2,222	—		9,360

Total hotel operating expenses	14,941	4,626	—		19,567
Depreciation and amortization	1,594	593	(110	)(2)	2,077
Corporate general and administrative:
Stock-based compensation	706	—	—		706
Other	1,491	—	—		1,491

Total operating expenses	18,732	5,219	(110)		23,841

Operating income	2	1,171	110		1,283

Interest income	381	—	—		381
Interest expense	310	—	—		310

Income before minority interest in operating partnership and income taxes	73	1,171	110		1,354

Minority interest in operating partnership	(14)	—	(15	)(3)	(29)
Income tax benefit (expense)	541	(149)	116	(4)	508

Net income	$600	$1,022	$211		$1,833

Earnings per share:
Basic	$0.02				$0.05
Diluted	$0.01				$0.05

Weighted average number of common shares outstanding:
Basic	39,080,007				39,080,007
Diluted	40,055,878				40,055,878

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the Dallas/Fort Worth Airport Marriott hotel for the three-month period ended March 26, 2004.
(2)	Reflects the removal of historical depreciation expense of $2,187 and recording of pro forma depreciation expense of $2,077. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture fixtures and equipment.
(3)	Reflects adjustment to minority interest in income of the operating partnership related to the acquisition of the Dallas/Fort Worth Airport Marriott hotel and the pro forma adjustments.
(4)	Reflects adjustment to incomes taxes related to the acquisition of the Dallas/Fort Worth Airport Marriott hotel and the pro forma adjustments.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except share and per share data)

Historical Highland Hospitality Corporation (12/19/03-12/31/03)	Previous Hotel Acquisitions Adjustment (1)	Acquisition of Dallas/Fort Worth Airport Marriott (2)	Pro Forma Adjustments	Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$348	$39,753	$15,021	$—	$55,122
Food and beverage	311	18,483	9,401	—	28,195
Other	24	2,744	528	—	3,296

Total revenues	683	60,980	24,950	—	86,613

EXPENSES
Hotel operating expenses:
Rooms	89	8,867	3,584	—	12,540
Food and beverage	310	14,180	5,486	—	19,976
Other	20	1,435	576	—	2,031
Indirect	341	24,383	8,334	—	33,058

Total hotel operating expenses	760	48,865	17,980	—	67,605
Depreciation and amortization	108	5,475	2,587	137	(3)	8,307
Corporate general and administrative:
Stock-based compensation	637	—	—	2,567	(4)	3,204
Start-up costs	1,951	—	—	—	1,951
Other	306	—	—	5,621	(5)	5,927

Total operating expenses	3,762	54,340	20,567	8,325	86,994

Operating income (loss)	(3,079)	6,640	4,383	(8,325)	(381)
Interest income	65	4	—	—	69
Interest expense	—	3,195	—	(1,852	)(6)	1,343

Income (loss) before minority interest in operating partnership and income taxes	(3,014)	3,449	4,383	(6,473)	(1,655)
Minority interest in operating partnership	64	—	—	(103	)(7)	(39)
Income tax benefit (expense)	277	(90)	(545)	1	(8)	(357)

Net income (loss)	$(2,673)	$3,359	$3,838	$(6,575)	$(2,051)

Earnings (loss) per share:
Basic	$(0.07)	$(0.05)
Diluted	$(0.07)	$(0.05)

Weighted average number of common shares outstanding:
Basic	36,656,923	39,080,000	(9)
Diluted	36,656,923	39,882,500	(10)

Footnotes:

(1)	Reflects the results of operations of the five hotels acquired in December 2003 for the period prior to their acquisition and the results of operations of the two hotels acquired in January 2004.
(2)	Reflects the historical audited statement of operations of the Dallas/Fort Worth Airport Marriott hotel for the fiscal year ended January 2, 2004.
(3)	Reflects the removal of historical depreciation expense of $8,170 and recording of pro forma depreciation expense of $8,307. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture fixtures and equipment.
(4)	Reflects adjustment to record stock-based compensation expense for a full year for the Company’s chairman of the board of directors and executives with management contracts.
(5)	Reflects adjustment to record corporate general and administrative expenses, including employee payroll and benefits, board of directors fees, investor relations costs, professional services fees, and other costs of being a public company, for a full year.
(6)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the hotel property acquisitions.
(7)	Reflects adjustment to minority interest in income (loss) of the operating partnership related to the acquisition of the five hotels acquired in December 2003, the two hotels acquired in 2004, the acquisition of the Dallas/Fort Worth Airport Marriott hotel, and the pro forma adjustments.
(8)	Reflects adjustment to incomes taxes related to the acquisition of the five hotels acquired in December 2003, the two hotels acquired in 2004, the acquisition of the Dallas/Fort Worth Airport Marriott hotel, and the pro forma adjustments.
(9)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, not including unvested restricted shares of common stock.
(10)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, including unvested restricted shares of common stock. The amount does not include warrants to purchase common stock that were anti-dilutive for the period from December 19, 2003 through December 31, 2003.